                                                                     EXHIBIT 4.2



                              AMENDED AND RESTATED
                          SECOND SUPPLEMENTAL INDENTURE
                           DATED AS OF JANUARY 2, 1998

                                       TO

                                    INDENTURE
                          DATED AS OF DECEMBER 19, 1997

                                     BETWEEN

                         ALTERRA HEALTHCARE CORPORATION

                                       AND

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                   AS TRUSTEE

                     ---------------------------------------

                    5.25% CONVERTIBLE SUBORDINATED DEBENTURES
                                    DUE 2002
                     ---------------------------------------

                              AMENDED AND RESTATED
                          SECOND SUPPLEMENTAL INDENTURE

         AMENDED AND RESTATED SECOND SUPPLEMENTAL INDENTURE, dated as of January 2, 1998 between Alterra Healthcare Corporation, a Delaware corporation (the "Company"), and United States Trust Company of New York, a New York State banking corporation (the "Trustee"), to that certain Indenture, dated as of December 19, 1997, between the Company (previously named Alternative Living Services, Inc.) and the Trustee (the "Indenture").

         WHEREAS, the parties hereto have entered into the Indenture which provides for the issuance by the Company of the individual series of securities thereunder, upon the Company and Trustee entering into a supplemental indenture to the Indenture authorizing such series; and

         WHEREAS, the Company has issued its second series of securities thereunder, designated its 5.25% Convertible Subordinated Debentures Due 2002 (the "Debentures"), pursuant to the Second Supplemental Indenture dated as of January 2, 1998 (the "Second Supplemental Indenture");

         WHEREAS, the Company wishes to amend and restate the Second Supplemental Indenture in its entirety as herein provided; and

         WHEREAS, all acts necessary to constitute this Amended and Restated Second Supplemental Indenture as a valid, binding and legal obligation of the Company have been done and performed.

         NOW, THEREFORE, witnesseth that, in consideration of the premises and of the covenants contained herein, it is hereby agreed as follows:


                                   ARTICLE ONE

                           The Terms of the Debentures

         In accordance with Sections 2.01 and 2.02 of the Indenture, the Company will issue a Global Debenture in the aggregate principal amount of $18,750,000. Each Debenture shall be substantially in the following form:

                           ALTERRA HEALTHCARE CORPORATION

                           5.25% Convertible Subordinated Debenture Due 2002

                  ALTERRA HEALTHCARE CORPORATION, a Delaware corporation, promises to pay to

                                    SPECIMEN

or registered assigns, the principal sum of 18,750,000 Dollars, on December 15, 2002

                                Cusip 02145K AB3

                Interest Payment Dates:         June 15 and December 15
                          Record Dates:          June l and December 1

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:  April 7, 2000

ALTERRA HEALTHCARE CORPORATION


By: __________________________________________________
     William F. Lasky
     Chief Executive Officer, President and Director


By: ___________________________________________________
     John D. Peterson
     Vice President, Assistant Secretary and Controller

[SEAL]

CERTIFICATE OF AUTHENTICATION

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.


By: _______________________________________
      Authorized Signatory

[SEAL]

Dated:  __________, 2000

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                         ALTERRA HEALTHCARE CORPORATION
                5.25% Convertible Subordinated Debenture Due 2002

         1. Interest. Alterra Healthcare Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on June 15 and December 15 of each year beginning June 15, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 19, 1997; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders of the Securities at the close of business on the June 1 or December 1 next preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by its check payable in such money. It may mail an interest check to a Holder's registered address.

         The final installment of principal of and premium, if any, on this Security shall be payable only upon surrender of this Security at the office or agency of the Trustee in the Borough of Manhattan, City and State of New York. Payments of principal of and premium, if any, and interest on this Security shall be made at the office or agency of the Trustee maintained in the Borough of Manhattan, City and State of New York or, in the case of any such payments other than the final payment of principal and premium, if any, at the Company's option, by check mailed to the Person entitled thereto at such Person's address last appearing on the Company's register.

         3. Registrar and Agents. Initially, United States Trust Company of New York will act as Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands. The Company may change any Registrar, co-registrar, Paying Agent, Conversion Agent and agent for service of notices and demands without notice. The Company or any of its Subsidiaries may act as Paying Agent or Conversion Agent. The address of United States Trust Company of New York is 114 West 47th Street, New York, New York 10036-1532.

         4. Indenture; Limitations. The Company issued the Securities under an Indenture dated as of December 19, 1997 (the "Indenture") between the Company and United States Trust Company of New York (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the IndEnture. The Securities are subject to all such terms, and the Holders of the Securities are referred to the Indenture and said Act for a statement of them.


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
         The Securities are general unsecured obligations of the Company limited to $18,750,000 aggregate principal amount. The Indenture imposes certain limitations on the ability of the Company to, among other things, make payments in respect of its Capital Stock, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of its properties or assets.

         The Securities shall be deemed to be of the same series as the $125,000,000 principal amount of 5.25% Convertible Subordinated Debentures Due 2002 issued by the Company on December 19, 1997 pursuant to that certain Supplemental Indenture dated as of December 19, 1997.

         5. Redemption by the Company. Subject to Section 7 herein, the Company may redeem the Securities, in whole or from time to time in part, at its option at any time on or after December 31, 2000 (provided, however, the Company may not exercise its option to redeem any Securities unless the Company has sufficient authorized shares to give effect to full conversion of the Securities), at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the Redemption Date (the "Redemption Price"), and, notwithstanding anything in the Indenture to the contrary, including, without limitation, Section 3.01 thereof, the Securities may only be redeemed by the Company at the Redemption Price set forth in this Section 5 and not at the redemption price set forth in Section 3.01 of the Indenture (which Section 3.01, as it relates to the redemption price for the Securities, is amended by this
Section 5).

         6. Notice of Redemption. Notice of redemption will be mailed at least 30 days, but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part, but only in whole multiples thereof. On and after the Redemption Date interest ceases to accrue on Securities or portions of them called for redemption.

         7. Conversion. A Holder of a Security may convert such Security into shares of common stock of the Company commencing 180 days after December 19, 1997 and thereafter at any time prior to maturity, subject to the following provisions of this Section 7. If the Security is called for redemption, the Holder may convert it at any time before the close of business on the date fixed for such redemption. The initial conversion price is $28.75 per share, subject to adjustment in certain events. In the event the Holder of this Security seeks to convert all or any portion of this Security into Common Stock at a time when the Company does not have sufficient authorized shares of Common Stock to satisfy such conversion, such conversion shall not be permitted, in which event the Holder will have the right to require the Company to repurchase this Security for an amount payable in cash equal to the principal amount of this Security plus accrued interest. The Company has agreed to seek stockholder approval at its 1998 Annual Meeting of Stockholders of an amendment to its Restated Certificate of Incorporation ("Certificate") increasing the number of authorized shares of Common Stock to an amount at least sufficient to permit the conversion of all the Securities. Until such date as the Company's Certificate has been so amended, the Company will not (i) exercise its right to voluntarily redeem the Debentures pursuant to Section 5 hereof or (ii) issue additional shares of Common


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
Stock or securities convertible into or exchangeable for Common Stock except for
(A) employee stock options to acquire Common Stock granted under the Company's existing stock option plans and (B) shares of Common Stock issuable upon conversion of any Security or Other Debentures or upon the exercise of stock options.

         To convert a Security, a Holder must (1) complete and sign the conversion notice on the back of the Security; (2) surrender the Security to the Conversion Agent; (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent; and (4) pay any transfer or similar tax if required. No payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on shares of common stock issued on conversion; provided, however, that if a Security is surrendered for conversion after the record date for a payment of interest and on or before the interest payment date, then, notwithstanding such conversion, the interest falling due to such interest payment date will be paid to the Person in whose name the Security is registered at the close of business on such record date and any Security surrendered for conversion during the period from the close of business on any regular record payment date to the opening of business on the corresponding interest payment date must be accompanied by payment of an amount equal to the interest payable on such interest payment date. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple thereof.

         To determine the number of shares issuable upon conversion of a Security, divide the principal amount to be converted by the conversion price in effect on the conversion date. The Company will deliver a check for any fractional share.

         If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to convert a Security into shares of common stock may be changed into a right to convert it into securities, cash or other assets of the Company or another Person.

         8. Certain Rights to Require Repurchases of Securities by the Company.
(a) In the event of any Change in Control (as defined below) occurring after the date of issuance of the Securities and on or prior to maturity thereof, each Holder shall have the right, at such Holder's option, to require the Company to purchase, and upon the exercise of such right, the Company shall, subject to the provisions of the Indenture, purchase, all or any part of such Holder's Securities on the date (the "Repurchase Date") that is 75 days after the date the Company gives notice of the Change in Control at a price in cash (the "Repurchase Price") equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the Repurchase Date. In connection with the exercise of the repurchase right by a Holder prior to a Redemption Date, a Holder's right to exercise his repurchase right shall terminate at the close of business on the Business Day prior to the Redemption Date.

                  (b) On or before the fifteenth (15th) day after the occurrence of a Change in Control, the Company or, at the request of the Company, the Trustee shall give notice of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof to the Trustee and each Holder of the Securities at such Holder's registered address. Such notice shall state: (1) the event constituting the Change in Control and the date thereof;


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
(2) the Repurchase Date; (3) the date by which the repurchase right must be exercised; (4) the Repurchase Price; and (5) the procedures a Holder must follow to exercise a repurchase right. No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right.

         Each Holder desiring to exercise the repurchase right shall deliver to the Company and to the Trustee on or before the tenth (10th) day prior to the Repurchase Date (1) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Security or Securities (or portion of a Security) to be repurchased and a statement that an election to exercise the repurchase right is being made thereby and (2) the Security or Securities with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. Such written notice shall be irrevocable. If the Repurchase Date falls between any record date and the next succeeding interest payment date, Securities to be repurchased must be accompanied by payment from the Holder of an amount equal to the interest thereon which the registered Holder thereof is to receive on such interest payment date. A Holder that fails to exercise a repurchase right in accordance with the terms hereof shall waive such repurchase right but the rights of such Holder to receive principal of and interest on the Securities and all other rights of such Holder shall not be affected thereby.

         In the event that a repurchase right is exercised with respect to less than the entire principal amount of a surrendered Security, the Company shall execute and deliver to the Trustee and the Trustee shall authenticate for issuance in the name of the Holder a new Security or Securities in the aggregate principal amount of the unrepurchased portion of such surrendered Security.

         On or prior to the Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in the Indenture) an amount of money sufficient to pay the Repurchase Price of the Securities which are to be repurchased on the Repurchase Date.

                  (c) If any Security surrendered for repurchase shall not be so purchased on the Repurchase Date, the principal shall, until purchased, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate per annum borne by such Security.

                  (d) For purposes hereof, a "Change in Control" will occur when: (1) all or substantially all of the Company's assets are sold as an entirety to any person or related group of persons; (2) there shall be consummated any consolidation or merger of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Common Stock is converted into cash, securities or other property, in each case other than a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger; or (3) any person, or any persons acting together which would constitute a "group" for purposes of
Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof, acquires beneficial ownership (as defined


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
in Rule 13d-3 under the Exchange Act) of at least 50% of the total voting power of all classes of capital shares of the Company entitled to vote generally in the election of directors of the Company.

                  (e) Notwithstanding clause (d)(3) of the foregoing definition, a Change in Control will not be deemed to have occurred solely by virtue of the Company, any Subsidiary, any employee share purchase plan, share option plan, or other share incentive plan or program, retirement plan or automatic dividend reinvestment plan; or any substantially similar plan of the Company or any Subsidiary or any Person holding securities of the Company for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares or securities of the Company, whether at least 50% of the total voting power referred to in clause (d)(3) of the foregoing definition or otherwise. A recapitalization or a leveraged buyout or similar transaction involving members of management or their affiliates will constitute a Change in Control if it meets the foregoing definition.

         Notwithstanding the foregoing, a Change in Control as described above will not be deemed to have occurred if: (i) the Current Market Price of the Common Stock on the date of a Change in Control is at least equal to 105% of the Conversion Price in effect immediately preceding the time of such Change in Control; or (ii) all of the consideration (excluding cash payments for fractional shares) in the transaction giving rise to such Change in Control to the holders of Common Stock consists of common shares that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the Nasdaq National Market, and as a result of such transaction the Securities will become convertible solely into such common shares of common stock; or (iii) the consideration in the transaction giving rise to such Change in Control to the holders of Common Stock consists of cash, securities that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the Nasdaq National Market, or a combination of cash and such securities, and the aggregate fair market value of such consideration (which, in the case of such securities, shall be equal to the average of the daily Closing Prices of such securities during the ten (10) consecutive Trading Days commencing with the sixth Trading Day following consummation of such transaction) is at least 105% of the Conversion Price in effect on the date immediately preceding the closing date of such transaction.

         If a Change in Control shall have occurred under clause (d)(2) above, the Company shall deliver to the Trustee the Officers' Certificate and Opinion of Counsel as well as the notices called for under the Indenture.

         For purposes of this definition of Change in Control, "Current Market Price" on any date means the average daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than ten Trading Days before, and ending not later than, the date in question; and "Trading Day", with respect to any stock exchange or securities market, means any Monday, Tuesday, Wednesday, Thursday or Friday on which such stock exchange or securities market is open for business.


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
         9. Subordination. This Security is subordinated to all Senior Indebtedness of the Company. To the extent and in the manner provided in the Indenture, Senior Indebtedness must be paid before any payment may be made to any Holders of Securities. Any Securityholder by accepting this Security agrees to the subordination and authorizes the Trustee to give it effect.

         In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of any instrument relating to the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

         This Security shall rank pari passu with the Company's 7% Convertible Subordinated Debentures due 2004 and 6.75% Convertible Subordinated Debentures due 2006 (collectively, the "Other Debentures").

         10. Denominations, Transfer, Exchange. This Security is one of a duly authorized issue of Securities of the Company designated as its 5.25% Convertible Subordinated Debentures due 2002 limited in aggregate principal amount to $143,750,000 (including the $125,000,000 principal amount of 5.25% Convertible Subordinated Debentures due 2002 issued on December 19, 1997). The Securities are in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption or register the transfer of or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

         11. Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

         12. Unclaimed Money. If money for the payment of principal or interest on any Securities remains unclaimed for three years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders may look only to the Company for payment.

         13. Discharge Prior to Redemption or Maturity. The Indenture will be discharged and canceled except for certain sections thereof upon payment of all the Securities, or upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations maturing on or before such payment date or Redemption Date, sufficient to pay principal, premium, if any, and interest on such payment or redemption.

         14. Amendment and Waiver. Subject to certain exceptions, without notice to the Holders of the Securities, the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of or


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
notice to any Securityholder, the Company may amend the Indenture or the Securities to, among other things, provide for uncertificated Securities, to establish another series of securities as permitted by the Indenture, to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Securityholder.

         15. Successors. When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

         16. Defaults and Remedies. If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of a majority in principal amount of Securities may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it, subject to the provisions of the TIA, before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power with respect to the Securities. The Company is required to file periodic reports with the Trustee as to the absence of any Default or Event of Default.

         17. Trustee Dealings with the Company. United States Trust Company of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         18. No Recourse Against Others. No stockholder, director, officer or incorporator, as such, past, present or future, of the Company or any successor corporation or trust shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Securities.

         19. Authentication. This Security shall not be valid until the Trustee or an authenticating agent appointed by the Trustee signs the certificate of authentication on the other side of this Security.

         20. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

         THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. IT ALSO WILL FURNISH THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO: ALTERRA HEALTHCARE CORPORATION, 10000 INNOVATION DRIVE, MILWAUKEE, WISCONSIN 53226, ATTENTION:
CHIEF FINANCIAL OFFICER.


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
                                 ASSIGNMENT FORM


If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:

For value received, I or we assign and transfer this Security to

                      (INSERT ASSIGNEE'S SOCIAL SECURITY OR
                           TAX IDENTIFICATION NUMBER)


             -------------------------------------------------------






             -------------------------------------------------------

 ................................................................................

 ................................................................................

 ................................................................................
              (Print or type assignee's name, address and zip code)

and irrevocably appoint.........................................................


 ..................................................        agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.
--------------------------------------------------------------------------------


Date:...........................................................................


Your signature:.................................................................
                  (Sign exactly as your name appears on the other side of this Security)


Signature Guaranteed By:........................................................


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
                                CONVERSION NOTICE

To convert this Security into shares of common stock of the Company, check the box:

                                 ---------------



                                 ---------------

To convert only part of this Security, state the principal amount to be converted (which must be a minimum of $1,000 or any multiple thereof):

              -----------------------------------------------------
              $


              -----------------------------------------------------


If you want the Security certificate, if any, made out in another person's name, fill in the form below:

                    (INSERT OTHER PERSON'S SOCIAL SECURITY OR
                           TAX IDENTIFICATION NUMBER)

        ----------------------------------------------------------------






        ----------------------------------------------------------------

 ................................................................................

 ................................................................................

 ................................................................................
            (Print or type other person's name, address and zip code)
--------------------------------------------------------------------------------


Date:...........................................................................

Your signature:.................................................................
                  (Sign exactly as your name appears on the other side of this Security)


Signature Guaranteed By:........................................................


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
                  IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Second Supplemental Indenture to be duly executed, all as of the date first written above.


                                   ALTERRA HEALTHCARE CORPORATION


                                   By: /s/ William F. Lasky
                                       -----------------------------------------
                                   Name:  William F. Lasky
                                   Title:  Chief Executive Officer and President


                                   UNITED STATES TRUST COMPANY OF
                                   NEW YORK, AS TRUSTEE


                                   By: /s/ Christine C. Collins
                                       -----------------------------------------
                                       Authorized Signatory